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                                  EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated November 7, 1994 included in this Form 10-K for the fiscal year ended September 30, 1994 into the Company's previously filed Registration Statements on Form S-8, Registration Nos. 33-11818, 33-30879, 33-33329 and 33-44002, and on Form S-3, Registration Nos. 33-41357, 33-47564 and 33-52587.






                                                          ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
    November 22, 1994